UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas		75261 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 21, 2005, Aviall, Inc. (the “Company”) held a conference call previously announced in its press releases dated April 8, 2005 and April 20, 2005. During this call, one of the participants asked Company management questions regarding its 2005 earnings guidance announced in the Company’s press release dated February 1, 2005. In response to these questions, Paul E. Fulchino, the Company’s Chairman, President and Chief Executive Officer responded that the Company remained comfortable with this earnings guidance. Dan P. Komnenovich, President and Chief Operating Officer of Aviall Services, Inc., confirmed that this earnings guidance includes certain assumptions.

The text of the questions and responses described above are printed below:

QUESTION: Just to be clear on one thing, are you still comfortable with the guidance you came out with at the end of the year?

MR. FULCHINO: Yes we are.

QUESTION: OK, and does that also still assume six to seven percent organic growth within the general aviation and commercial airlines?

MR. KOMNENOVICH: Yes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law and Human Resources, General Counsel and Secretary

Date: April 21, 2005

3